EXHIBIT 24


                        CONSENT OF INDEPENDENT ACCOUNTANTS


       We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 1996 which appears in the 1995 Annual Report to Shareholders of Morgan Products Ltd., which is incorporated by reference in Morgan Products Ltd.'s Annual Report on Form 10-
  K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.


  PRICE WATERHOUSE LLP



  Milwaukee, Wisconsin
  September 27, 1996